Exhibit 2.13

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of February 6, 2015, among (i) Cartisur S.A., a Uruguayan corporation, Edolmix S.A., a Uruguayan corporation, Ruswe International S.A., a Uruguayan corporation and NP Trading S.A., a British Virgin Islands corporation (collectively, the “Guaranteeing Subsidiaries), each a direct or indirect subsidiary of Navios South American Logistics Inc., a Marshall Islands corporation (the “Company”), (ii) the Company, (iii) Navios Logistics Finance (US) Inc., a Delaware corporation (together with the Company, the “Co-Issuers”), (iv) the other Guarantors (as defined in the Indenture referred to herein) and (v) Wells Fargo Bank, National Association (the “Trustee”), as trustee under the Indenture referred to below.

WITNESSETH

WHEREAS, the Co-Issuers and the Guarantors have heretofore executed and delivered to the Trustee an indenture (as amended and supplemented from time to time, the “Indenture”), dated as of April 22, 2014 providing for the issuance of 7.250% Senior Notes due 2022 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Co-Issuers’ obligations under the Notes and the Indenture on the terms and conditions set forth herein; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiaries hereby agree to provide an unconditional Guarantee, on and subject to the terms, conditions and limitations set forth in the Notation of Guarantee and in the Indenture, including, but not limited, to Article Ten thereof.

3. NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

4. COUNTERPARTS. The parties to this Supplemental Indenture may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

5. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

6. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for, or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Co-Issuers.

7. FATCA. The Co-Issuers hereby confirm to the Trustee that they intend to treat this Supplemental Indenture as not resulting in a material modification of the Notes for purposes of the Notes’ status as “grandfathered obligations” for Foreign Account Tax Compliance Act (“FATCA”) purposes. The Co-Issuers shall give the Trustee prompt written notice if they determine that this Supplemental Indenture will result in a change in the Notes’ status as “grandfathered obligations” for FATCA purposes

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

EDOLMIX S.A.
CARTISUR S.A.
RUSWE INTERNATIONAL S.A.

By:	/s/ Claudio Lopez

	Name:	Claudio Lopez
	Title:	President

NP TRADING S.A..

By:	/s/ Efstratios Desypris
	Name:	Efstratios Desypris
	Title:	President

NAVIOS LOGISTICS FINANCE (US) INC.
NAVIOS SOUTH AMERICAN LOGISTICS INC.

By:	/s/ Vasiliki Papaefthymiou
	Name:	Vasiliki Papaefthymiou
	Title:	Authorized Signatory

CORPORACION NAVIOS S.A.
NAUTICLER S.A.
PONTE RIO S.A.
NAVARRA SHIPPING CORPORATION
PELAYO SHIPPING CORPORATION
COMPAÑÍA DE TRANSPORTE FLUVIAL INTERNACIONAL S.A.
PETROVI INTERNACIONAL S.A.
HS SHIPPING LTD. INC.
HS SOUTH INC.
HS TANKERS INC.
HS NAVIGATION INC.
ENERGIAS RENOVABLES DEL SUR S.A. as Guarantors

	By:	/s/ George Achniotis

	Name:	George Achniotis
	Title:	Authorized Signatory

HIDRONAVE SOUTH AMERICAN LOGISTICS S.A as Guarantor

By:	/s/ Claudio Lopez
	Name:	Claudio Lopez
	Title:	Authorized Signatory

COMPAÑÍA NAVIERA HORAMAR S.A. as Guarantor

By:	/s/ Carlos Lopez
	Name:	Carlos Lopez
	Title:	Authorized Signatory

MERCO PAR S.A.C.I.
PETROLERA SAN ANTONIO S.A. as Guarantor

By:	/s/ Cesar Gonzalez
	Name:	Cesar Gonzalez
	Title:	Authorized Signatory

VARENA MARITIME SERVICES S.A.
STABILITY OCEANWAYS S.A.
HONEY BUNKERING S.A. as Guarantor

By:	/s/ Carmen Rodriguez
	Name:	Carmen Rodriguez
	Title:	Authorized Signatory

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Yana Kislenko

	Name:	Yana Kislenko
	Title:	Vice President